Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-42319, No. 333-60161, No. 333-30414 and No. 333-52098) of Peak International Limited of our report dated April 23, 2003, (except for Note 23 as to which the date is June 19, 2003), relating to the financial statements and financial statement schedule which appear in this Form 10-K as of and for the year ended March 31, 2003.

/s/    PricewaterhouseCoopers

PricewaterhouseCoopers

Hong Kong

June 30, 2003